As filed with the Securities and Exchange Commission on September 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GREEN BRICK PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5952523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5501 Headquarters Drive, Suite 300 W

Plano, Texas 75024

(469) 573-6755

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Brickman

Chief Executive Officer

5501 Headquarters Drive, Suite 300 W

Plano, Texas 75024

(469) 573-6755

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, Florida 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

GREEN BRICK PARTNERS, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

and

SHARES OF COMMON STOCK

Offered by Selling Stockholders

This prospectus relates to common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for common stock, preferred stock or debt securities which we may offer and sell from time to time in one or more offerings. The selling stockholders may also offer and sell shares of our common stock from time to time. We will not receive any of the proceeds from the sale of our shares of common stock by the selling stockholders. We or the selling stockholders may sell these securities to or through underwriters or dealers, directly to investors or through agents. We will specify the prices, amounts and terms of the securities and the names of any underwriters, dealers or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “GRBK,” and our preferred stock is listed on the NYSE, under the symbol “GRBK PRA.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 5 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2023

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our,” “Green Brick,” or the “Company” mean Green Brick Partners, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus is part of a Registration Statement on Form S-3, or the Registration Statement, that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using the “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for common stock, preferred stock or debt securities from time to time in one or more offerings. In addition, certain of our stockholders may sell shares of common stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer, which is not meant to be a complete description of each security. Each time we or any selling stockholder offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the prices, amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, and any related free writing prospectus that we prepare, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or any such free writing prospectus, you should rely on the information in the applicable prospectus supplement or such free writing prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, and any related free writing prospectus that we prepare, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date on the front cover of the documents containing the information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, www.greenbrickpartners.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-33530)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2022 (including the information in our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, to the extent incorporated by reference therein)
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2023 and June 30, 2023
Current Reports on Form 8-K	February 16, 2023, May 3, 2023, June 14, 2023 and August 2, 2023
Description of our common stock	Form 8-A filed on June 13, 2007 pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock in Exhibit 4.2 to our Annual Report on Form 10-K filed March 1, 2022, and including any amendment or reports filed thereafter for the purpose of updating such description

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents filed by us after the date of this prospectus and prior to effectiveness of the Registration Statement and after the date of this prospectus and prior to the termination of the offering (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto).

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

Green Brick Partners, Inc.

5501 Headquarters Drive, Suite 300 W

Plano Texas, 75024

Telephone: (469) 573-6755

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including the statements under “The Company” and elsewhere in this prospectus regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans, and objectives, are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “plan,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we cannot assure you that these plans, intentions, or expectations will be achieved. Forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include statements concerning (1) our balance sheet strategy and belief that we have ample liquidity; (2) our goals and strategies and their anticipated benefits, including expansion into new markets; (3) our intentions and the expected benefits and advantages of our product and land positioning strategies; (4) our expectations regarding future finished lots, the quality of those lots and the timing of backlog fulfillment; (5) our beliefs regarding average industry cancellation rates; (6) expectations regarding our industry and our business in the remainder of 2023 and beyond; (7) the contribution of certain market factors to our growth; (8) our land and lot acquisition strategy; (9) the sufficiency of our capital resources to support our business strategy and to service our debt; (10) the impact of new accounting standards and changes in accounting estimates; (11) trends and expectations regarding sales prices, sales orders, cancellations, construction costs, gross margins, land costs and profitability and future home and finished lot inventories; (12) our future cash needs; (13) our strategy to utilize leverage to invest in our business; (14) seasonal factors and the impact of seasonality in future quarters; (15) our expectations regarding access to additional growth capital; (16) our expectations regarding future land revenue recognition; (17) our ability to adapt to changing market conditions and (18) the disposition of legal claims and related contingencies.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our forward-looking statements. These risks include, but are not limited to: (1) general economic conditions in our markets, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including interest and unemployment rates that could adversely impact demand for new homes or the ability of our buyers to qualify; (3) shortages, delays or increased costs of raw materials, or increases in our other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected timeframes and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) the geographic concentration of our operations; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; (17) changes in accounting standards that adversely affect our reported earnings or financial condition; and (18) those risks set forth under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

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THE COMPANY

Our Business

We are a diversified homebuilding and land development company. We acquire and develop land and lots and build homes through our eight brands of builders in five major markets. Our core markets are in the high growth U.S. metropolitan areas of Dallas-Fort Worth (“DFW”) and Austin, Texas, Atlanta, Georgia, as well as the Treasure Coast, Florida area and Colorado Springs, Colorado. We are engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, title and mortgage services, marketing and sales and the creation of brand images at our residential neighborhoods and master planned communities.

We believe we offer higher quality homes with more distinctive designs and floor plans than those built by our competitors at comparable prices. Many of our communities are located in premium in-fill and in-fill-adjacent locations and we seek to enhance homebuyer satisfaction by utilizing high-quality materials and building well-crafted homes. We seek to maximize value over the long term and operate our business to mitigate risks in the event of a downturn by controlling costs and quickly reacting to regional and local market trends.

We are a leading lot developer in our markets and believe that our strict operating discipline provides us with a competitive advantage in seeking to maximize returns while minimizing risk. As of June 30, 2023, we owned or controlled approximately 26,500 home sites in high-growth submarkets throughout the DFW, Austin, and Atlanta metropolitan areas and the Treasure Coast, Florida market. We provide finished lots to our subsidiary builders or option lots from third-party developers for our builders’ homebuilding operations and provide them with construction funding and strategic planning.

Corporate Information

Our principal executive offices are located at 5501 Headquarters Drive, Suite 300 W, Plano Texas, 75024. Our telephone number is (469) 573-6755. Our website address is www.greenbrickpartners.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Green Brick Partners, Inc. was incorporated under the laws of the State of Delaware on April 11, 2006.

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RISK FACTORS

Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. Before making an investment decision, you should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and any risk factors that we may describe in our other filings with the SEC, including our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the material terms of our common stock, preferred stock, Charter and bylaws.

Authorized Capital

Our authorized capital stock currently consists of 100 million shares of common stock, par value $0.01 per share and 5 million shares of preferred stock, par value $0.01 per share, of which 50,000 shares are designated as 5.75% Series A Cumulative Preferred Stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote. Holders of our common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors (“Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. We do not intend to pay cash dividends on our common stock for the foreseeable future.

In the event of our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

The holders of our common stock have no conversion, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Common Stock Listing

Our common stock is listed on the NYSE under the symbol “GRBK”.

Blank Check Preferred Stock

Our Board has the authority, subject to any limitations imposed by law or the NYSE rules, without further action by the stockholders, to issue up to 5 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of such preferred stock. As described below, the Board has authorized 50,000 of these shares of preferred stock as Series A Preferred Stock. These rights, preferences and privileges include, but are not limited to, dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of that series, any or all of which may be greater than the rights of common stock.

5.75% Series A Preferred Stock

General.

As of June 30, 2023, there were 2,000 shares of our 5.75% Series A Cumulative Perpetual Preferred Stock, or our Series A Preferred Stock, issued and outstanding. We have issued and outstanding 2,000,000 depositary shares, each representing a 1/1000th fractional interest in a share of Series A Preferred Stock (our “Series A Depositary Shares”).

Ranking.

The Series A Preferred Stock, represented by the Series A Depositary Shares, ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	Senior to all classes or series of our common stock and to each other class or series of capital stock issued with terms specifically providing that such class or series of capital stock ranks senior to or on parity with the Series A Preferred Stock;
•	On parity with each class or series of capital stock issued by us with terms specifically providing that such class or series of capital stock ranks senior to the Series A Preferred Stock;
•	Junior to each class or series of capital stock issued by us with terms specifically providing that such class or series of capital stock ranks senior to the Series A Preferred Stock; and
•	Effectively junior to all our existing and future indebtedness and liabilities of our existing or future subsidiaries.

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Dividends

Holders of Series A Depositary Shares will be entitled to receive cumulative cash dividends at the rate of 5.75% of the $25,000.00 liquidation preference per share of the Series A Preferred Stock (equivalent to a $25.00 liquidation preference per depositary share) per year, i.e., $1,437.50 per year per share of the Series A Preferred Stock (equivalent to $1.4375 per year per depositary share). Dividends will be payable quarterly in arrears, on or about the 15th day of March, June, September, and December of each year, beginning on or about March 15, 2022. Dividends on the Series A Preferred Stock underlying the Series A Depositary Shares will continue to accumulate whether or not (i) the terms and provisions of any of our agreements relating to our indebtedness prohibit the authorization, payment or setting aside for payment of the dividends, (ii) we have earnings, (iii) we have funds legally available to pay the dividends, or (iii) our Board authorizes the dividends.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holders of Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock, plus an amount equal to accrued but unpaid dividends with respect to such shares. The liquidation preference of each share of Series A Preferred Stock is $25,000.00 per share (equivalent to $25.00 per depositary share).

Optional Redemption

We may not redeem the Series A Preferred Stock prior to December 23, 2026, except under the circumstances described below. On and after December 23, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $25,000.00 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share), plus an amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest.

Special Optional Redemption

In the event of a Change of Control (which is defined below and includes our delisting from either NYSE, NYSE AMER or Nasdaq), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25,000.00 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share), plus an amount per such share equal to any accrued and unpaid dividends, but excluding, the date of redemption. To the extent that we exercise our redemption right relating to the Series A Preferred Stock, the holders of the Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect to their shares called for redemption.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, both of the following have occurred and is continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of any class or series of capital stock of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or depositary receipts representing such securities) listed on the NYSE, the NYSE AMER or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or Nasdaq.

Conversion Rights

Within 15 days following the occurrence of a Change of Control, we will provide notice to holders of the Series A Depositary Shares that (1) notifies holders of the occurrence of the Change of Control, (2) describes the resulting Change of Control Conversion Right described below and (3) sets forth the Change of Control Conversion Date (which is not fewer than 20 days nor more than 35 days after the date on which we provide the notice) at which time they can elect to convert;

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On the Change of Control Conversion Date (unless, on or prior to such date we have provided notice of our election to redeem the Series A Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) each holder of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock per depositary share (the “Common Stock Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and then remaining unpaid dividend will be included in this sum), without interest, by (2) the Common Stock price (such quotient, the “Conversion Rate”); and

•	1.7059 (i.e., the Share Cap), subject to certain adjustments described below.

If we have provided a redemption notice whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Depositary Shares will not have any right to convert the underlying Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

In the case of a Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of depositary shares representing interests in Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

Limited Voting Rights

Holders of Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of the Series A Preferred Stock (voting separately as a class together with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of stockholders, for the election of two additional directors to serve on our Board until all dividend arrearages have been paid. In such a case, the number of directors serving on our Board will be increased by two. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund and we are not required to set aside funds to redeem the Series A Preferred Stock.

Depositary Share Listing

Our outstanding Series A Depositary Shares are listed on the NYSE under the symbol “GRBK PRA”.

Transfer Agent

The transfer agent and registrar for the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

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Anti-Takeover Effects of Our Charter and Bylaws

Our Charter and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of our company, even in those cases where such a transaction may be at a premium to the current market price of our common stock.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders

Our Charter provides that stockholder action (other than actions by holders of preferred stock, including the Series A Preferred Stock) can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (i) the chairman of the Board, the chief executive officer, and the Board and (ii) by the Board upon delivery to the secretary of our company of the written request of any stockholder or stockholders of record holding not less than ten percent (10%) in voting power of the then outstanding shares of capital stock entitled to vote.

Advance Notice Procedure

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting will be able to consider only proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares

Subject to NYSE listing requirements, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock may also have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. For example, we may issue a class or series of preferred stock that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common stock over the then market price of the common stock.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

Our Charter provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors shall not be less than three nor more than fifteen, the exact number within said limit to be fixed from time to time solely by resolution of the majority of the directors then in office. Our Board has currently set the number of directors at seven.

Section 203 of the DGCL

Our Charter expressly states that we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Subject to exceptions specified therein, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

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Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person (other than the company and any direct or indirect majority-owned subsidiary of the company) that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of determination; and
•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Registration Rights Agreement

On October 27, 2014, in connection with the Company’s acquisition of JBGL Capital Companies and JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies for a combination of cash and shares of the Company’s common stock, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain affiliates of Greenlight Capital, Inc., James R. Brickman and certain family members of and trusts affiliated with James R. Brickman (collectively, the “Investor Parties”).

Under the Registration Rights Agreement, the Company agreed, subject to certain exceptions and limitations, to effect the registration of any shares of common stock beneficially owned by each of the Investor Parties, their respective affiliates from time to time and certain of their permitted transferees; provided that the Company will not be obligated to effect the registration of any shares of common stock held by an Investor Party, its respective affiliates and certain of their permitted transferees that (1) have been sold pursuant to an effective registration statement; (2) have been sold pursuant to Rule 144 of the Securities Act (or a successor rule); or (3) have become eligible for immediate sale under Rule 144 of the Securities Act (or a successor rule) without any time or volume limitations thereunder. The Investor Parties, acting either individually or together, may issue to the Company a written request that the Company effect the registration of all or any portion of an Investor Party’s common stock (a “Demand Registration”). During every 12-month period, the Investor Parties will be entitled to two Demand Registrations. In certain circumstances, the Company may postpone effecting a Demand Registration for up to 60 days. In addition, the Investor Parties will have unlimited “piggyback” registration rights, subject to customary cutbacks, and the ability to require that, after the Company becomes eligible to file a shelf registration statement with the SEC on Form S-3, the Company shall file such a shelf registration statement and keep it continuously effective until all of the Investor Parties’ common stock is sold. The Company will pay all expenses of the registered offerings pursuant to the Investor Parties’ exercise of their registration rights (other than underwriting discounts and commissions with respect to underwritten offerings). The Company’s obligations to register the common stock held by each Investor Party will terminate when such Investor Party is able to sell all of its respective common stock without limitation under Rule 144 of the Securities Act. The Registration Rights Agreement contains customary indemnification provisions. This registration statement complies with our obligations under the Registration Rights Agreement.

Preferred Stock

As discussed above, our Charter authorizes our Board, without the approval of our stockholders, to establish and issue one or more class or series of shares of preferred stock and to fix for each such class or series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:

•	the number of shares in the class or series of preferred stock;
•	the designation for the class or series of preferred stock by number, letter or title that shall distinguish the class or series from any other class or series of preferred stock;
•	the initial offering price of such preferred stock;
•	the dividend rate, if any, and whether dividends on that class or series of preferred stock will be cumulative, noncumulative or partially cumulative;
•	the voting rights of that class or series of preferred stock, if any;
•	any conversion provisions applicable to that class or series of preferred stock;
•	any redemption or sinking fund provisions applicable to that class or series of preferred stock and any restrictions thereon;
•	the liquidation preference per share of that class or series of preferred stock, if any; and
•	the terms of any other preferences or rights, if any, applicable to that class or series of preferred stock.

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see "Where You Can Find More Information." We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a class or series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a class or series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

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DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture to be entered into between us and the trustee named in the prospectus supplement, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. A form of each debt security, any future supplemental indenture or officer's certificate establishing the terms of the debt securities or similar document also will be so filed. You should read the indenture and any supplemental indenture or officer's certificate or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to "we," "us" and "our" are to Green Brick Partners, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, or senior debt securities, senior subordinated debt, or senior subordinated debt securities, subordinated debt, or subordinated debt securities or junior subordinated debt, or junior subordinated debt securities and, together with the senior subordinated debt securities and the subordinated debt securities, “the subordinated securities”. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;
•	any limit on the aggregate principal amount of debt securities of such series;
•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
•	the price or prices at which the debt securities will be issued;
•	the date or dates on which principal is payable;

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•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;
•	the right, if any, to extend the interest payment periods and the duration of the extensions;
•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•	the currency or currencies of payment of principal or interest;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount;
•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an event of default;
•	any provisions for the remarketing of the debt securities;
•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior debt securities

Payment of the principal of, and premium, if any, and interest on, senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the senior subordinated debt securities.

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Subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the subordinated debt securities.

Junior subordinated debt securities

Payment of the principal of, and premium, if any, and interest on, junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the junior subordinated debt securities.

Conversion or exchange rights

Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, merger or sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we will not permit any other person to consolidate with or merge into us, unless:

•	(a) we will be the continuing corporation or (b) the successor person formed by such consolidation or into which we are merged or to which all or substantially all of our assets are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia; and
•	immediately after giving effect to such transaction, no event of default or event, which after notice or lapse of time or both would become an event of default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

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Events of default

Unless otherwise indicated, the term "event of default," when used in the indenture with respect to the debt securities of any series, means any of the following:

•	failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•	failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;
•	certain events of bankruptcy, insolvency or reorganization of us; or
•	any other event of default provided in the applicable resolution of our board or the officers' certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

If an event of default (other than an event of default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an event of default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an event of default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an event of default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing event of default;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such event of default;
•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•	the trustee has not instituted the action within 60 days of the request; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

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Registered global securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,
•	by a nominee of the depositary to the depositary or another nominee of the depositary, or
•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;
•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

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We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Discharge, defeasance and covenant defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("legal defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default ("covenant defeasance"). We may effect legal defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and
•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

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Modifications of the indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;
•	evidence the assumption by another person of our obligations, as permitted by the indenture;
•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;
•	add any additional events of default for the benefit of holders of the debt securities of all or any series;
•	add one or more guarantees for the benefit of holders of the debt securities;
•	provide for the issuance of additional debt securities of any series;
•	comply with the rules of any applicable securities depository;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;
•	supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;
•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•	add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;
•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•	establish the forms or terms of debt securities of any series;
•	evidence and provide for the acceptance of appointment by a successor trustee; and
•	add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of senior debt securities or subordinated securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;
•	reduce the principal amount of, or premium, if any, on any debt security;
•	reduce the rate or extend the time of payment of interest on any debt security;
•	reduce any amount payable on redemption of any debt security;
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•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;
•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;
•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No individual liability of incorporators, stockholders, officers or directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material or special U.S. federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have voting rights or other rights as a stockholder of Green Brick Partners, Inc.

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Exercise of warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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SELLING STOCKHOLDERS

If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any shares of common stock or other securities registered thereunder, information about such selling stockholders, their beneficial ownership of our common stock or other securities and their relationship with us will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein or therein.

The applicable prospectus supplement will set forth the name of each selling stockholder and the number of and type of securities beneficially owned by such selling stockholder prior to and after the completion of an offering that is covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

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PLAN OF DISTRIBUTION

We and any selling stockholder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at fixed or negotiated prices or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;
•	to or through underwriters;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	to or through brokers or dealers;
•	directly by us or any selling stockholders to purchasers, including through a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

In addition to the above, subject to the limitations set forth in any applicable registration rights agreement, any selling stockholder may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an exchange distribution in accordance with the rules of the applicable exchange on which the shares are traded or quoted;
•	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	through the writing or settlement of options or other derivative or hedging transactions, whether through a derivatives exchange or otherwise;
•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;
•	privately negotiated transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. A selling stockholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell or otherwise distribute shares of common stock pursuant to this prospectus.

Selling stockholders may also enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. Selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution, the specific terms of an offering of the shares of common stock, including the specific shares to be sold, the names of the selling stockholders, the respective purchase price(s) and/or public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part.

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LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, Greenberg Traurig, P.A., Fort Lauderdale, Florida, will pass upon the validity of the offered securities for us.

EXPERTS

The consolidated financial statements of Green Brick Partners, Inc. and subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this prospectus by reference from the Green Brick Partners, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities.

SEC registration fee	$	*
Trustee and transfer agent fees	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Stock exchange fees	$	**
Miscellaneous expenses	$	**
Total	$	**

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $92,408.43 that the Company is entitled to offset pursuant to Rule 457(p).
**	These fees cannot be estimated at this time as they are calculated based on the type and amount of securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The charter of Green Brick Partners, Inc. authorizes the corporation to indemnify to the maximum extent permitted under Delaware law, its present or former directors, officers, employees or agents or any individual who, while a director, officer, employee or agent of Green Brick Partners, Inc. serves at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or employee benefit plan. The Charter also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The Company’s employment agreements with its executive officers includes a provision indemnifying such officers to the fullest extent permitted by law in connection with their service as an officer of the Company. Such indemnification is in addition to and not in lieu of other indemnification rights.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Green Brick Partners, Inc. pursuant to the foregoing provisions, Green Brick Partners, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Item 16. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed October 31, 2014)
3.2	Amended and Restated Bylaws of Green Brick Partners, Inc. effective as of January 27, 2022, (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on January 27, 2022)
3.3	Certificate of Designation of 5.75% Series A Cumulative Preferred Stock of Green Brick Partners, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on December 23, 2021)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed October 31, 2014)
4.2	Description of Capital Stock (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed March 1, 2022)
4.3***	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Articles Supplementary for Preferred Stock
4.6*	Form of Preferred Share Certificate
4.7*	Form of Deposit Agreement (together with form of Depositary Receipt for Depositary Shares)
4.8*	Form of Warrant Agreement
5.1***	Opinion of Greenberg Traurig, P.A.
10.1	Registration Rights Agreement, dated as October 27, 2014, by and among the Company and JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Capital Qualified, LP, Greenlight Capital, LP, Greenlight Capital Offshore Partners, Greenlight Reinsurance, Ltd., Greenlight Capital (Gold), LP, Greenlight Capital Offshore Master (Gold), Ltd., Scott L. Roberts, L. Loraine Brickman Revocable Trust, Roger E. Brickman GST Marital Trust, James R. Brickman, Blake Brickman, Jennifer Brickman Roberts, Trevor Brickman and Natalie Brickman, (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed October 31, 2014).
23.1***	Consent of RSM US LLP, Independent Registered Public Accounting Firm to the Company
23.2***	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1***	Power of Attorney
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107***	Filing Fee Table

*	To be filed by amendment or incorporated herein by reference to an exhibit to a Current Report on Form 8-K or other document to be filed under the Securities Exchange Act of 1934, as amended, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
***	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Table” in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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(d) For purposes of determining any liability under the Securities Act of 1933:

(1) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on September 6, 2023.

GREEN BRICK PARTNERS INC.

By:	/s/ James R. Brickman
James R. Brickman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Brickman and Richard A. Costello, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James R. Brickman James R. Brickman	Chief Executive Officer and Director (principal executive officer)	September 6, 2023

/s/ Richard A. Costello Richard A. Costello	Chief Financial Officer (principal financial officer and principal accounting officer)	September 6, 2023

/s/ David Einhorn David Einhorn	Chairman	September 6, 2023

/s/ Elizabeth K. Blake Elizabeth K. Blake	Director	September 6, 2023

/s/ Harry Brandler Harry Brandler	Director	September 6, 2023

/s/ Lila Manassa Murphy Lila Manassa Murphy	Director	September 6, 2023

/s/ Kathleen Olsen Kathleen Olsen	Director	September 6, 2023

/s/ Richard S. Press Richard S. Press	Director	September 6, 2023